CONSENT OF DAVID BURGA

I, David Burga, hereby consent to the use of my name and information derived from the Technical Report titled "Updated Feasibility Study and Mineral Reserve Estimation to Support 40,000 tpa Lithium Carbonate Production at the Cauchari-Olaroz Salars, Jujuy Province, Argentina", dated September 30, 2020 being incorporated by reference into the Post-Effective Amendment No. 1 to Form S-8 Registration Statement of Lithium Americas (Argentina) Corp. (Formerly Lithium Americas Corp.) being filed with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ David Burga
David Burga

October 6, 2023